EXHIBIT 99.1

Jameson Inns, Inc.                                                                  PRESS RELEASE
8 Perimeter Center East, Suite 8050    Atlanta, Georgia 30346    (770) 901-9020    FAX (770) 901-9550

FOR IMMEDIATE RELEASE

October 21, 2002

Contact:    Craig R. Kitchin
President and Chief Financial Officer
(770) 901-9020
ckitchin@jamesoninns.com

Jameson Inns, Inc. Announces Third Quarter Earnings Release and Conference Call

Atlanta, GA, Oct. 21/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS-news) will release third quarter earnings on Tuesday, November 12, 2002, prior to the opening of the market. A 10:00 a.m. EST conference call will be hosted by Tom Kitchin, CEO. Investors and other interested parties may listen to the conference call on the internet at www.jamesoninns.com or by telephone at
1-973-321-2002.

A replay of the conference call will be archived on www.jamesoninns.com, and also by telephone until November 19th by calling
1-973-341-3080 and requesting call number 3554180.

Jameson Inns, Inc. is a real estate investment trust (REIT) that develops and owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.